Exhibit 10.30

FIRST AMENDMENT TO THE

PENSION BENEFIT EQUALIZATION PLAN

OF

THE DUN & BRADSTREET CORPORATION

(As Amended and Restated Effective January 1, 2009)

THIS FIRST AMENDMENT to the Pension Benefit Equalization Plan of The Dun & Bradstreet Corporation (As Amended and Restated Effective January 1, 2009) (the “Plan”) is effective as of August 4, 2009 (the “Effective Date”) with respect to distributions to Participants who perform at least one hour of service on or after the Effective Date.

WITNESSETH:

WHEREAS, Dun & Bradstreet Corporation (the “Company”) sponsors the Plan and the Company has delegated authority to the Compensation & Benefits Committee of the Board of Directors of the Company (the “Committee”) to amend the Plan; and

WHEREAS, the Committee has retained the authority to make amendments to the Plan that might have a material impact on the Corporation while delegating the authority for other amendments to the Plan Benefits Committee (the “PBC”);

WHEREAS, it is deemed desirable to amend the Plan as set forth herein.

NOW, THEREFORE, it is hereby resolved that the Plan be, and it hereby is, amended, effective with respect to distributions to Participants who perform at least one hour of service for the Corporation or an Affiliate on or after the Effective Date, as follows:

I.

Section 11(a) of the Plan is hereby amended by deleting the penultimate sentence thereof in its entirety and replacing it with the following:

(a)	Except as otherwise provided in Section 11(b), lump sum values shall be determined for all purposes under this Plan based on the following:

(i)	a discount rate equal to the average of the interest rates prescribed under Section 417(e)(3) of the Code for the first, second, and third months preceding the payment date; and

(ii)	the applicable mortality assumptions prescribed under Section 417(e)(3) of the Code in effect as of the payment date.

IN WITNESS WHEREOF, the PBC has caused this First Amendment to be executed this 7th day of August, 2009.

THE PLAN BENEFITS COMMITTEE

/s/ Patricia Clifford	/s/ Kathy Guinnessey
Patricia Clifford – Chairperson	Kathy Guinnessey

/s/ Chet Verceglio	/s/ Louis Sapirman
Chet Verceglio	Louis Sapirman